HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
April 28, 2008

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to twelve separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Principal Amount: $1,000.00 per note
•     Offering Period End Date: April 25, 2008 at 4:00 pm, New York City time
•     Initial Public Offering Price: $1,000 per note (100 percent)
•     Initial Valuation Date: April 25, 2008
•     Issue Date: April 30, 2008

•     Final Price: The market price of the reference asset on the final valuation date.
•     Interest Payment Dates: The final calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on May 31, 2008 and ending on, and including, the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	INITIAL PRICE(1)	BARRIER LEVEL	BARRIER PRICE(2)	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (4)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)	MATURITY DATE(6)
D.R. Horton, Inc. (DHI)	24.00%	$17.03	65.00%	$11.0695	$282,000.00	58.7199	2.00% / $5,640.00	98.00% / $276,360.00	4042K0MG7 / US4042K0MG75	July 25, 2008	July 30, 2008
Research In Motion Limited (RIMM)	19.00%	$120.04	70.00%	$84.0280	$935,000.00	8.3306	2.00% / $18,700.00	98.00% / $916,300.00	4042K0MH5 / US4042K0MH58	July 25, 2008	July 30, 2008
TARGET CORPORATION (TGT)	15.25%	$53.98	80.00%	$43.1840	$605,000.00	18.5254	2.00% / $12,100.00	98.00% / $592,900.00	4042K0MJ1 / US4042K0MJ15	July 25, 2008	July 30, 2008
TIFFANY & CO. (TIF)	14.30%	$44.47	70.00%	$31.1290	$118,000.00	22.4871	2.25% / $2,655.00	97.75% / $115,345.00	4042K0MK8 / US4042K0MK8	October 27, 2008	October 30, 2008
FOSTER WHEELER LTD. (FWLT)	14.00%	$69.02	60.00%	$41.4120	$509,000.00	14.4886	2.25% / $11,452.50	97.75% / $497,547.50	4042K0ML6 / US4042K0ML60	October 27, 2008	October 30, 2008
Citigroup Inc. (C)	13.65%	$26.60	60.00%	$15.9600	$54,000.00	37.5940	2.25% / $1,215.00	97.75% / $52,785.00	4042K0MM4 / US4042K0MM44	October 27, 2008	October 30, 2008
LAS VEGAS SANDS CORP. (LVS)	13.00%	$70.29	60.00%	$42.1740	$100,000.00	14.2268	2.25% / $2,250.00	97.75% / $97,750.00	4042K0MN2 / US4042K0MN27	October 27, 2008	October 30, 2008
JPMorgan Chase & Co. (JPM)	11.80%	$47.79	70.00%	$33.4530	$262,000.00	20.9249	2.25% / $5,895.00	97.75% / $256,105.00	4042K0MP7 / US4042K0MP74	October 27, 2008	October 30, 2008
VALERO ENERGY CORPORATION (VLO)	11.80%	$51.85	70.00%	$36.2950	$510,000.00	19.2864	2.25% / $11,475.00	97.75% / $498,525.00	4042K0MQ5 / US4042K0MQ57	October 27, 2008	October 30, 2008
The Goldman Sachs Group, Inc. (GS)	11.40%	$192.00	70.00%	$134.4000	$438,000.00	5.2083	2.25% / $9,855.00	97.75% / $428,145.00	4042K0MR3 / US4042K0MR31	October 27, 2008	October 30, 2008
INTEL CORPORATION (INTC)	11.40%	$22.56	75.00%	$16.9200	$1,369,000.00	44.3262	1.6704% / $22,867.78	98.3296% / $1,346,132.22	4042K0MS1 / US4042K0MS14	October 27, 2008	October 30, 2008
DEERE & COMPANY (DE)	11.40%	$90.00	75.00%	$67.5000	$770,000.00	11.1111	2.25% / $17,325.00	97.75% / $752,675.00	4042K0MT9 / US4042K0MT96	October 27, 2008	October 30, 2008
(1)	The initial price represents the market price of the reference asset on the initial valuation date.
(2)	The barrier price represents the product of the initial price of the reference asset multiplied by its barrier level.
(3)	The physical delivery amount was be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(4)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(5)	Final valuation date is subject to adjustment as described in the product supplement.
(6)	Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
Title of Class of Securities Offered(7)	Maximum Aggregate Offering Price	Amount of Registration Fee(7)
Reverse Convertible Notes linked to DHI due July 30, 2008	$282,000.00	$11.08
Reverse Convertible Notes linked to RIMM due July 30, 2008	$935,000.00	$36.75
Reverse Convertible Notes linked to TGT due July 30, 2008	$605,000.00	$23.78
Reverse Convertible Notes linked to TIF due October 30, 2008	$118,000.00	$4.64
Reverse Convertible Notes linked to FWLT due October 30, 2008	$509,000.00	$20.00
Reverse Convertible Notes linked to C due October 30, 2008	$54,000.00	$2.12
Reverse Convertible Notes linked to LVS due October 30, 2008	$100,000.00	$3.93
Reverse Convertible Notes linked to JPM due October 30, 2008	$262,000.00	$10.30
Reverse Convertible Notes linked to VLO due October 30, 2008	$510,000.00	$20.04
Reverse Convertible Notes linked to GS due October 30, 2008	$438,000.00	$17.21
Reverse Convertible Notes linked to INTC due October 30, 2008	$1,369,000.00	$53.80
Reverse Convertible Notes linked to DE due October 30, 2008	$770,000.00	$30.26
(7)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

HSBC SECURITIES (USA) INC. April 28, 2008

TABLE OF CONTENTS

Page

GENERAL TERMS	PR-3

RISK FACTORS	PR-3

SUMMARY	PR-4

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-5

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to twelve separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PR-3 of this document, page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page PR-5 of this pricing supplement and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information regarding the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through March 31, 2008 and for the period from April 1, 2008 through April 25, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustrative purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

D.R. HORTON, INC. (DHI)

Description of D.R. Horton, Inc.

According to publicly available information, D.R. Horton, Inc. (“D.R. Horton”) constructs and sells single-family homes designed primarily for the entry-level and move-up markets. D.R. Horton operates in the Midwest, Mid-Atlantic, Southeast, Southwest, and Western regions of the United States. D.R. Horton sells its homes under names such as D.R. Horton, Cambridge, and Dobson.

D.R. Horton’s SEC file number is 1-14122.

Historical Performance of D.R. Horton

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	34.57	27.44	29.24
June 30, 2005	39.20	26.83	37.61
September 30, 2005	42.81	33.35	36.22
December 30, 2005	38.56	28.80	35.73
March 31, 2006	41.66	30.80	33.22
June 30, 2006	35.27	22.55	23.82
September 29, 2006	25.40	19.52	23.95
December 29, 2006	27.81	21.51	26.49
March 30, 2007	31.13	21.79	22.00
June 29, 2007	24.49	19.76	19.93
September 28, 2007	20.75	12.49	12.81
December 31, 2007	15.18	10.15	13.17
March 31, 2008	17.79	9.79	15.75
April 1, 2008 through April 25, 2008	17.95	14.90	17.03

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 24.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.66 per cent constitutes interest on the Deposit and 21.34 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	D.R. Horton

Initial Price:	USD 17.03

Barrier Price:	USD 11.0695

Interest Rate:	24.00 per cent per annum

Physical Delivery Amount:	58.7199 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.00%		100.00%
+	90%	6.00%		90.00%
+	80%	6.00%		80.00%
+	70%	6.00%		70.00%
+	60%	6.00%		60.00%
+	50%	6.00%		50.00%
+	40%	6.00%		40.00%
+	30%	6.00%		30.00%
+	20%	6.00%		20.00%
+	10%	6.00%		10.00%
	0%	6.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.00%	6.00%	-10.00%
-	20%	-14.00%	6.00%	-20.00%
-	30%	-24.00%	6.00%	-30.00%
-	40%	-34.00%	N/A	-40.00%
-	50%	-44.00%	N/A	-50.00%
-	60%	-54.00%	N/A	-60.00%
-	70%	-64.00%	N/A	-70.00%
-	80%	-74.00%	N/A	-80.00%
-	90%	-84.00%	N/A	-90.00%
-	100%	-94.00%	N/A	-100.00%

RESEARCH IN MOTION LIMITED (RIMM)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“Research In Motion”) designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. Research In Motion provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

Research In Motion’s SEC file number is 0-29898.

Historical Performance of Research In Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
March 31, 2008	118.35	80.20	112.23
April 1, 2008 through April 25, 2008	126.60	113.01	120.04

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 19.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.66 per cent constitutes interest on the Deposit and 16.34 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion

Initial Price:	USD 120.04

Barrier Price:	USD 84.0280

Interest Rate:	19.00 per cent per annum

Physical Delivery Amount:	8.3306 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.75%		100.00%
+	90%	4.75%		90.00%
+	80%	4.75%		80.00%
+	70%	4.75%		70.00%
+	60%	4.75%		60.00%
+	50%	4.75%		50.00%
+	40%	4.75%		40.00%
+	30%	4.75%		30.00%
+	20%	4.75%		20.00%
+	10%	4.75%		10.00%
	0%	4.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.25%	4.75%	-10.00%
-	20%	-15.25%	4.75%	-20.00%
-	30%	-25.25%	4.75%	-30.00%
-	40%	-35.25%	N/A	-40.00%
-	50%	-45.25%	N/A	-50.00%
-	60%	-55.25%	N/A	-60.00%
-	70%	-65.25%	N/A	-70.00%
-	80%	-75.25%	N/A	-80.00%
-	90%	-85.25%	N/A	-90.00%
-	100%	-95.25%	N/A	-100.00%

TARGET CORPORATION (TGT)

Description of TARGET CORPORATION

According to publicly available information, TARGET CORPORATION (“Target”) operates general merchandise discount stores in the United States. Target offers both everyday essentials and fashion goods at discounted prices.

Target’s SEC file number is 1-6049.

Historical Performance of Target

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	53.20	47.76	50.02
June 30, 2005	56.24	45.55	54.41
September 30, 2005	60.00	49.93	51.93
December 30, 2005	59.01	50.78	54.97
March 31, 2006	55.85	51.93	52.01
June 30, 2006	55.13	47.26	48.87
September 29, 2006	56.67	44.85	55.25
December 29, 2006	60.31	54.60	57.05
March 30, 2007	64.73	56.61	59.26
June 29, 2007	65.07	56.80	63.60
September 28, 2007	70.75	56.06	63.57
December 31, 2007	68.50	48.85	50.00
March 31, 2008	57.32	47.25	50.68
April 1, 2008 through April 25, 2008	55.10	51.38	53.98

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.66 per cent constitutes interest on the Deposit and 12.59 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Target

Initial Price:	USD 53.98

Barrier Price:	$43.1840

Interest Rate:	15.25 per cent per annum

Physical Delivery Amount:	18.5254 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.81%		100.00%
+	90%	3.81%		90.00%
+	80%	3.81%		80.00%
+	70%	3.81%		70.00%
+	60%	3.81%		60.00%
+	50%	3.81%		50.00%
+	40%	3.81%		40.00%
+	30%	3.81%		30.00%
+	20%	3.81%		20.00%
+	10%	3.81%		10.00%
	0%	3.81%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.19%	3.81%	-10.00%
-	20%	-16.19%	3.81%	-20.00%
-	30%	-26.19%	N/A	-30.00%
-	40%	-36.19%	N/A	-40.00%
-	50%	-46.19%	N/A	-50.00%
-	60%	-56.19%	N/A	-60.00%
-	70%	-66.19%	N/A	-70.00%
-	80%	-76.19%	N/A	-80.00%
-	90%	-86.19%	N/A	-90.00%
-	100%	-96.19%	N/A	-100.00%

TIFFANY & CO. (TIF)

Description of TIFFANY & CO.

According to publicly available information, TIFFANY & CO. (“Tiffany”) operates jewelry and specialty retail stores and designs and manufactures its products through subsidiary companies. Tiffany retails its products through stores and boutiques in the Americas, Asia-Pacific and Europe, and wholesales outside the United States. Tiffany also markets through the Internet and catalogs.

Tiffany’s SEC file number is 001-09494.

Historical Performance of Tiffany

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	35.25	29.86	34.52
June 30, 2005	34.84	28.60	32.76
September 30, 2005	40.08	32.37	39.77
December 30, 2005	43.80	36.27	38.29
March 31, 2006	41.29	35.18	37.54
June 30, 2006	38.00	31.65	33.02
September 29, 2006	35.03	29.63	33.20
December 29, 2006	40.80	32.82	39.24
March 30, 2007	46.16	38.17	45.48
June 29, 2007	54.75	45.34	53.06
September 28, 2007	56.79	39.53	52.35
December 31, 2007	57.34	43.80	46.03
March 31, 2008	46.14	32.85	41.84
April 1, 2008 through April 25, 2008	44.61	40.49	44.47

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.30 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 11.47 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Tiffany

Initial Price:	USD 44.47

Barrier Price:	USD 31.1290

Interest Rate:	14.30 per cent per annum

Physical Delivery Amount:	22.4871 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.15%		100.00%
+	90%	7.15%		90.00%
+	80%	7.15%		80.00%
+	70%	7.15%		70.00%
+	60%	7.15%		60.00%
+	50%	7.15%		50.00%
+	40%	7.15%		40.00%
+	30%	7.15%		30.00%
+	20%	7.15%		20.00%
+	10%	7.15%		10.00%
	0%	7.15%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.85%	7.15%	-10.00%
-	20%	-12.85%	7.15%	-20.00%
-	30%	-22.85%	7.15%	-30.00%
-	40%	-32.85%	N/A	-40.00%
-	50%	-42.85%	N/A	-50.00%
-	60%	-52.85%	N/A	-60.00%
-	70%	-62.85%	N/A	-70.00%
-	80%	-72.85%	N/A	-80.00%
-	90%	-82.85%	N/A	-90.00%
-	100%	-92.85%	N/A	-100.00%

FOSTER WHEELER LTD. (FWLT)

Description of FOSTER WHEELER LTD.

According to publicly available information, FOSTER WHEELER LTD. (“Foster Wheeler”) provides design, engineering, construction, manufacturing, project development and management, research, plant operations, and environmental services. Foster Wheeler serves the petrochemical, petroleum and gas, pharmaceutical, chemical processing, and other industries. Foster Wheeler's products include fired heaters and steam generating units.

Foster Wheeler’s SEC file number is 001-31305.

Historical Performance of Foster Wheeler

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	9.83	6.20	8.70
June 30, 2005	9.85	7.32	9.83
September 30, 2005	15.72	9.67	15.45
December 30, 2005	18.95	13.13	18.39
March 31, 2006	26.85	17.99	23.66
June 30, 2006	26.44	17.43	21.60
September 29, 2006	22.43	16.01	19.30
December 29, 2006	28.47	19.03	27.57
March 30, 2007	29.79	23.25	29.20
June 29, 2007	55.19	28.97	53.50
September 28, 2007	68.39	42.18	65.64
December 31, 2007	84.20	63.24	77.51
March 31, 2008	85.65	46.08	56.62
April 1, 2008 through April 25, 2008	70.00	55.86	69.02

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 11.17 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Foster Wheeler

Initial Price:	USD 69.02

Barrier Price:	USD 41.4120

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	14.4886 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	7.00%	-30.00%
-	40%	-33.00%	7.00%	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

CITIGROUP INC. (C)

Description of Citigroup Inc.

According to publicly available information, CITIGROUP INC. (“Citigroup”) a multi-bank holding company, provides various financial services to customers in the United States and internationally. Citigroup’s Global Consumer segment offers banking, lending, insurance, and investment services. Citigroup’s Markets and Banking segment provides various investment and commercial banking services and products, which comprise investment banking and advisory services, debt and equity trading, institutional brokerage, foreign exchange, structured products, derivatives, and lending. Citigroup’s Global Wealth Management segment provides investment advice, financial planning, and brokerage services to affluent individuals, companies, and non-profits.

Citigroup’s SEC file number is 001-09924.

Historical Performance of Citigroup

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	49.99	44.05	44.94
June 30, 2005	48.14	43.80	46.23
September 30, 2005	46.81	42.91	45.52
December 30, 2005	49.76	44.00	48.53
March 31, 2006	49.33	44.85	47.23
June 30, 2006	50.71	47.17	48.24
September 29, 2006	50.35	46.22	49.67
December 29, 2006	56.66	48.83	55.70
March 30, 2007	56.28	48.05	51.34
June 29, 2007	55.53	50.41	51.29
September 28, 2007	52.97	44.66	46.67
December 31, 2007	48.77	28.80	29.44
March 31, 2008	29.89	18.00	21.42
April 1, 2008 through April 25, 2008	26.65	22.18	26.60

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.65 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 10.82 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Citigroup

Initial Price:	USD 26.60

Barrier Price:	USD 15.9600

Interest Rate:	13.65 per cent per annum

Physical Delivery Amount:	37.5940 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.83%		100.00%
+	90%	6.83%		90.00%
+	80%	6.83%		80.00%
+	70%	6.83%		70.00%
+	60%	6.83%		60.00%
+	50%	6.83%		50.00%
+	40%	6.83%		40.00%
+	30%	6.83%		30.00%
+	20%	6.83%		20.00%
+	10%	6.83%		10.00%
	0%	6.83%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.17%	6.83%	-10.00%
-	20%	-13.17%	6.83%	-20.00%
-	30%	-23.17%	6.83%	-30.00%
-	40%	-33.17%	6.83%	-40.00%
-	50%	-43.17%	N/A	-50.00%
-	60%	-53.17%	N/A	-60.00%
-	70%	-63.17%	N/A	-70.00%
-	80%	-73.17%	N/A	-80.00%
-	90%	-83.17%	N/A	-90.00%
-	100%	-93.17%	N/A	-100.00%

LAS VEGAS SANDS CORP. (LVS)

Description of LAS VEGAS SANDS CORP.

According to publicly available information, LAS VEGAS SANDS CORP. (“Las Vegas Sands”) owns and operates the Venetian Casino Resort and the Sands Expo and Convention Center in Las Vegas, Nevada, and the Sands Macao Casino in Macau, China. Las Vegas Sands is also in the process of developing the Palazzo Casino Resort in Las Vegas and the Macao Venetian Casino Resort in Macau. Las Vegas Sands is also seeking to develop gaming properties in other countries.

Las Vegas Sands’ SEC file number is 001-32373.

Historical Performance of Las Vegas Sands

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	51.40	41.47	45.00
June 30, 2005	45.32	33.13	35.75
September 30, 2005	40.73	30.97	32.91
December 30, 2005	46.44	29.08	39.47
March 31, 2006	58.02	38.44	56.66
June 30, 2006	78.90	54.68	77.86
September 29, 2006	77.86	57.71	68.35
December 29, 2006	97.25	66.06	89.48
March 30, 2007	109.45	81.01	86.61
June 29, 2007	91.91	71.24	76.39
September 28, 2007	142.75	75.56	133.42
December 31, 2007	148.76	102.50	103.05
March 31, 2008	105.35	70.00	73.64
April 1, 2008 through April 25, 2008	83.13	64.87	70.29

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 10.17 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Las Vegas Sands

Initial Price:	USD 70.29

Barrier Price:	USD 42.1740

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	14.2268 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	6.50%	-30.00%
-	40%	-33.50%	6.50%	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan Chase”) provides global financial services under the JP Morgan brand and retail banking under the Chase brand. JPMorgan Chase provides services such as investment banking, treasury and securities services, asset management, private banking, cardmember services, commercial banking, and home finance. JPMorgan Chase serves business enterprises, institutions, and individuals.

JPMorgan Chase’s SEC file number is 1-5805.

Historical Performance of JPMorgan Chase

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
April 1, 2008 through April 25, 2008	47.85	41.17	47.79

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.80 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 8.97 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	JPMorgan Chase

Initial Price:	USD 47.79

Barrier Price:	USD 33.4530

Interest Rate:	11.80 per cent per annum

Physical Delivery Amount:	20.9249 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.90%		100.00%
+	90%	5.90%		90.00%
+	80%	5.90%		80.00%
+	70%	5.90%		70.00%
+	60%	5.90%		60.00%
+	50%	5.90%		50.00%
+	40%	5.90%		40.00%
+	30%	5.90%		30.00%
+	20%	5.90%		20.00%
+	10%	5.90%		10.00%
	0%	5.90%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.10%	5.90%	-10.00%
-	20%	-14.10%	5.90%	-20.00%
-	30%	-24.10%	5.90%	-30.00%
-	40%	-34.10%	N/A	-40.00%
-	50%	-44.10%	N/A	-50.00%
-	60%	-54.10%	N/A	-60.00%
-	70%	-64.10%	N/A	-70.00%
-	80%	-74.10%	N/A	-80.00%
-	90%	-84.10%	N/A	-90.00%
-	100%	-94.10%	N/A	-100.00%

VALERO ENERGY CORPORATION (VLO)

Description of VALERO ENERGY CORPORATION

According to publicly available information, VALERO ENERGY CORPORATION (“Valero”) is an independent petroleum refining and marketing company that owns and operates refineries in the United States and Canada. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada as well as refined products through a network of retail and wholesale branded outlets in the United States, Canada, and Aruba.

Valero’s SEC file number is 1-13175.

Historical Performance of Valero

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	38.58	21.01	36.64
June 30, 2005	41.13	28.96	39.56
September 30, 2005	58.63	39.38	56.53
December 30, 2005	58.15	45.86	51.60
March 31, 2006	63.61	48.00	59.78
June 30, 2006	70.74	55.19	66.52
September 29, 2006	68.83	46.84	51.47
December 29, 2006	57.09	47.52	51.16
March 30, 2007	66.02	47.66	64.49
June 29, 2007	77.89	63.53	73.86
September 28, 2007	78.68	60.00	67.18
December 31, 2007	75.75	60.80	70.03
March 31, 2008	71.10	45.03	49.11
April 1, 2008 through April 25, 2008	55.00	47.58	51.85

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.80 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 8.97 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Valero

Initial Price:	USD 51.85

Barrier Price:	USD 36.2950

Interest Rate:	11.80 per cent per annum

Physical Delivery Amount:	19.2864 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.90%		100.00%
+	90%	5.90%		90.00%
+	80%	5.90%		80.00%
+	70%	5.90%		70.00%
+	60%	5.90%		60.00%
+	50%	5.90%		50.00%
+	40%	5.90%		40.00%
+	30%	5.90%		30.00%
+	20%	5.90%		20.00%
+	10%	5.90%		10.00%
	0%	5.90%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.10%	5.90%	-10.00%
-	20%	-14.10%	5.90%	-20.00%
-	30%	-24.10%	5.90%	-30.00%
-	40%	-34.10%	N/A	-40.00%
-	50%	-44.10%	N/A	-50.00%
-	60%	-54.10%	N/A	-60.00%
-	70%	-64.10%	N/A	-70.00%
-	80%	-74.10%	N/A	-80.00%
-	90%	-84.10%	N/A	-90.00%
-	100%	-94.10%	N/A	-100.00%

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman Sachs”) is a global investment banking and securities firm specializing in investment banking, trading and principal investments, and asset management and securities services. Goldman Sachs provides services to corporations, financial institutions, governments, and high-net worth individuals.

Goldman Sachs’ SEC file number is 001-14965.

Historical Performance of Goldman Sachs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
December 31, 2007	250.70	197.10	215.05
March 31, 2008	215.05	140.27	165.39
April 1, 2008 through April 25, 2008	192.49	161.70	192.00

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.40 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 8.57 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman Sachs

Initial Price:	USD 192.00

Barrier Price:	USD 134.4000

Interest Rate:	11.40 per cent per annum

Physical Delivery Amount:	5.2083 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.70%		100.00%
+	90%	5.70%		90.00%
+	80%	5.70%		80.00%
+	70%	5.70%		70.00%
+	60%	5.70%		60.00%
+	50%	5.70%		50.00%
+	40%	5.70%		40.00%
+	30%	5.70%		30.00%
+	20%	5.70%		20.00%
+	10%	5.70%		10.00%
	0%	5.70%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.30%	5.70%	-10.00%
-	20%	-14.30%	5.70%	-20.00%
-	30%	-24.30%	5.70%	-30.00%
-	40%	-34.30%	N/A	-40.00%
-	50%	-44.30%	N/A	-50.00%
-	60%	-54.30%	N/A	-60.00%
-	70%	-64.30%	N/A	-70.00%
-	80%	-74.30%	N/A	-80.00%
-	90%	-84.30%	N/A	-90.00%
-	100%	-94.30%	N/A	-100.00%

INTEL CORPORATION (INTC)

Description of INTEL CORPORATION

According to publicly available information, INTEL CORPORATION (“Intel”) designs, manufactures, and sells computer components and related products. Intel's major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory products, graphics products, network and communications products, systems management software, conferencing products, and digital imaging products.

Intel’s SEC file number is 000-06217.

Historical Performance of Intel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	25.47	21.89	23.23
June 30, 2005	27.75	21.94	26.06
September 30, 2005	28.84	23.82	24.65
December 30, 2005	27.49	22.53	24.96
March 31, 2006	26.63	19.31	19.46
June 30, 2006	20.27	16.75	18.95
September 29, 2006	20.95	16.93	20.57
December 29, 2006	22.41	20.04	20.25
March 30, 2007	22.30	18.75	19.13
June 29, 2007	24.45	19.03	23.76
September 28, 2007	26.52	22.09	25.86
December 31, 2007	27.99	24.32	26.66
March 31, 2008	26.34	18.05	21.18
April 1, 2008 through April 25, 2008	23.02	20.50	22.56

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.40 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 8.57 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Intel

Initial Price:	USD 22.56

Barrier Price:	USD 16.9200

Interest Rate:	11.40 per cent per annum

Physical Delivery Amount:	44.3262 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.70%		100.00%
+	90%	5.70%		90.00%
+	80%	5.70%		80.00%
+	70%	5.70%		70.00%
+	60%	5.70%		60.00%
+	50%	5.70%		50.00%
+	40%	5.70%		40.00%
+	30%	5.70%		30.00%
+	20%	5.70%		20.00%
+	10%	5.70%		10.00%
	0%	5.70%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.30%	5.70%	-10.00%
-	20%	-14.30%	5.70%	-20.00%
-	30%	-24.30%	N/A	-30.00%
-	40%	-34.30%	N/A	-40.00%
-	50%	-44.30%	N/A	-50.00%
-	60%	-54.30%	N/A	-60.00%
-	70%	-64.30%	N/A	-70.00%
-	80%	-74.30%	N/A	-80.00%
-	90%	-84.30%	N/A	-90.00%
-	100%	-94.30%	N/A	-100.00%

DEERE & COMPANY (DE)

Description of DEERE & COMPANY

According to publicly available information, DEERE & COMPANY (“Deere”) manufactures and distributes a range of agricultural, construction, and commercial and consumer equipment. Deere supplies replacement parts for its own products and for those of other manufacturers. Deere also provides product and parts financing services.

Deere’s SEC file number is 1-4121.

Historical Performance of Deere

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	37.13	32.60	33.57
June 30, 2005	34.70	29.35	32.75
September 30, 2005	36.99	29.93	30.60
December 30, 2005	35.50	28.50	34.06
March 31, 2006	40.00	33.81	39.53
June 30, 2006	45.99	38.21	41.75
September 29, 2006	42.49	33.48	41.96
December 29, 2006	50.59	41.51	47.54
March 30, 2007	58.24	45.12	54.32
June 29, 2007	62.82	51.59	60.37
September 28, 2007	74.95	56.96	74.21
December 31, 2007	93.72	70.18	93.12
March 31, 2008	94.71	71.65	80.44
April 1, 2008 through April 25, 2008	94.88	79.30	90.00

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.40 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.83 per cent constitutes interest on the Deposit and 8.57 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Deere

Initial Price:	USD 90.00

Barrier Price:	USD 67.5000

Interest Rate:	11.40 per cent per annum

Physical Delivery Amount:	11.1111 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.70%		100.00%
+	90%	5.70%		90.00%
+	80%	5.70%		80.00%
+	70%	5.70%		70.00%
+	60%	5.70%		60.00%
+	50%	5.70%		50.00%
+	40%	5.70%		40.00%
+	30%	5.70%		30.00%
+	20%	5.70%		20.00%
+	10%	5.70%		10.00%
	0%	5.70%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.30%	5.70%	-10.00%
-	20%	-14.30%	5.70%	-20.00%
-	30%	-24.30%	N/A	-30.00%
-	40%	-34.30%	N/A	-40.00%
-	50%	-44.30%	N/A	-50.00%
-	60%	-54.30%	N/A	-60.00%
-	70%	-64.30%	N/A	-70.00%
-	80%	-74.30%	N/A	-80.00%
-	90%	-84.30%	N/A	-90.00%
-	100%	-94.30%	N/A	-100.00%